Exhibit 99.1

News Release

Contact: Mike Majors	•	3700 S. Stonebridge Drive	•	NYSE Symbol: TMK
972-569-3627		McKinney, Texas 75070

TORCHMARK CORPORATION REPORTS

FIRST QUARTER 2012 RESULTS

McKinney, TX, April 24, 2012—Torchmark Corporation (NYSE: TMK) reported today that for the quarter ended March 31, 2012, net income was $1.17 per share, compared with $.84 per share for the year-ago quarter. Net operating income for the quarter was $1.27 per share, compared with $1.04 per share for the year-ago quarter. Prior year results have been restated due to new accounting guidance as discussed in the note below.

Reconciliations between net income and net operating income, GAAP ROE and management ROE, and GAAP book value and management book value are shown in the Financial Summary below.

HIGHLIGHTS:

•	Net operating income per share increased 22% over the year-ago quarter.

•	ROE (excluding net unrealized gains on fixed maturities) was 15.8% compared to 13.9% for the year-ago quarter.

•	Book value per share (excluding net unrealized gains on fixed maturities) increased 9% over the year-ago quarter.

•	Net sales were up for all lines of business compared to the year-ago quarter.

•	Life – up 9%

•	Health – up 5%

•	Part D – up 235%

•	American Income’s agent count was up 26% over the year-ago quarter and up 17% during the quarter while net life sales were up 17% over the year-ago quarter.

•	Liberty National’s life underwriting margin increased from 20% of premium at March 31, 2011, to 25% at March 31, 2012.

•	1.9 million shares of common stock were repurchased.

Note:

Effective January 1, 2012, Torchmark retrospectively adopted new accounting guidance (Accounting Standards Update 2010-26) which amends the accounting for deferred acquisition costs. Prior year results have been restated to reflect the retroactive adoption. Shareholders’ equity and deferred acquisition costs at December 31, 2011 were reduced by $369 million and $569 million, respectively. Net operating income for the first quarter of 2011 was reduced by $5 million and net operating income for the first quarter of 2012 was $2 million lower than it would have been under the previous accounting guidance. While the adoption of this guidance delays the recognition of underwriting margin on newly issued business, it has no impact on the ultimate profitability of that business and has no impact on Torchmark’s cash flows, liquidity, or the statutory earnings of its insurance subsidiaries.

FINANCIAL SUMMARY

Net operating income, a non-GAAP financial measure, has long been consistently used by Torchmark’s management to evaluate the operating performance of the Company, and is a measure commonly used in the life insurance industry. It differs from net income primarily because it excludes certain non-operating items such as realized investment gains and losses and nonrecurring items which are included in net income. Management believes that an analysis of net operating income is important in understanding the profitability and operating trends of the Company’s business.

	Financial Summary (dollars in millions, except per share data)
	Per Share Quarter Ended March 31,		% Chg.	Quarter Ended March 31,		% Chg.
	2012	2011		2012	2011
Insurance underwriting income*	$1.33	$1.05	27	$134.5	$124.4	8
Excess investment income*	0.63	0.55	15	63.7	65.8	(3)
Parent company expense	(0.02)	(0.02)		(1.9)	(2.4)	(21)
Income tax	(0.64)	(0.52)	23	(64.3)	(62.4)	3
Stock option expense, net of tax	(0.04)	(0.02)		(3.7)	(2.0)

Net operating income	$1.27	$1.04	22	$128.3	$123.4	4

Reconciling items, net of tax:
Realized gains (losses) on investments	0.03	(0.13)		3.3	(15.5)
Loss on disposal of discontinued operations	0.00	(0.01)		0.0	(0.6)
Medicare Part D adjustment	(0.13)	(0.02)		(12.9)	(2.5)
State administrative settlement	0.00	(0.03)		0.0	(4.1)
Loss on sale of equipment	0.00	(0.01)		0.0	(0.7)

Net income	$1.17	$0.84		$118.7	$100.1

Weighted average diluted shares outstanding (000)	101,260	119,014

*	See definitions in the following sections and in the Torchmark 2011 SEC Form 10-K.

Note: Tables in this news release may not foot due to rounding

	Financial Summary, continued Management vs. GAAP Measures (dollars in millions, except per share data)
	Management (excluding the Revaluation Adj.**)		Revaluation Adjustment**		GAAP
	at March 31,		at March 31,		at March 31,
	2012	2011	2012	2011	2012	2011

1st Qtr. Net income as a ROE	—	—			12.3%	11.0%
1st Qtr. Net operating income as a ROE	15.8%	13.9%			—	—

Shareholders’ equity	$3,282	$3,507	$552	$97	$3,834	$3,605
Book value per share	$32.70	$29.94	$5.49	$0.83	$38.19	$30.77

**	Accounting rules (formerly known as FAS 115) require a revaluation adjustment of fixed maturities available for sale to fair value. Without the revaluation adjustment, these assets would be reported at amortized cost. ROE is calculated using average equity for a given period.

INSURANCE OPERATIONS – comparing the first quarter 2012 with first quarter 2011:

Life insurance accounted for 72% of the Company’s insurance underwriting margin for the quarter and 64% of total premium revenue.

Health insurance, excluding Medicare Part D, accounted for 23% of Torchmark’s insurance underwriting margin for the quarter and 26% of total premium revenue. Medicare Part D accounted for 5% of insurance underwriting margin and 10% of total premium revenue.

Net sales of life insurance increased 9%, while health sales, excluding Medicare Part D, increased 5%.

Insurance Premium Revenue

	Insurance Premium Revenue (dollars in millions)
	Quarter Ended March 31, 2012	Quarter Ended March 31, 2011	% Chg.

Life insurance	$451.9	$430.7	5
Health insurance - excluding Medicare Part D	180.6	191.8	(6)
Health – Medicare Part D	74.1	49.5	50
Annuity	0.2	0.1

Total	$706.7	$672.0	5

Insurance Underwriting Income

Insurance underwriting margin is management’s measure of profitability of its life, health and annuity segments’ underwriting performance, and consists of premiums less policy obligations, commissions and other acquisition expenses.

Insurance underwriting income is the sum of the insurance underwriting margins of the life, health and annuity segments, plus other income, less insurance administrative expenses. It excludes the investment segment, parent company expense and income taxes.

	Insurance Underwriting Income (dollars in millions, except per share data)
	Quarter Ended March 31, 2012	% of Premium	Quarter Ended March 31, 2011	% of Premium	% Chg.
Insurance underwriting margins:
Life	$126.1	28	$111.7	26	13
Health	39.8	22	44.2	23	(10)
Health – Medicare Part D	7.9	11	5.1	10	54
Annuity	0.9		0.6

	174.7		161.6
Other income	0.4		0.5
Administrative expenses	(40.6)		(37.7)

Insurance underwriting income	$134.5		$124.4		8
Per share	$1.33		$1.05		27

Insurance Results by Distribution Channels

Total premium, underwriting margins, first-year collected premium and net sales by all distribution channels are shown at www.torchmarkcorp.com on the Investor Relations page at Financial Reports.

American Income Agency was Torchmark’s leading contributor to total underwriting margin ($60 million), on premium revenue of $180 million. Life premiums of $161 million were up 10% and life insurance underwriting margin of $52 million was up 16%. As a percentage of life premium, life underwriting margin was 32%, up from 31% and the highest of the major life distribution channels at Torchmark. Producing agents grew to 5,104, up 26% from a year ago, and up 17% during the quarter. Net life sales were $39 million, up 17%.

Direct Response was Torchmark’s second leading contributor to total underwriting margin ($41 million), on premium revenue of $176 million. Life premiums of $161 million were up 6% and the life underwriting margin was $38 million, up 10% from the year-ago quarter. As a percentage of life premium, life underwriting margin was 24%, up from 23%. Net life sales were $39 million, up 9%.

LNL Agency was Torchmark’s third leading contributor to total underwriting margin ($32 million), on premium revenue of $141 million. Life premiums of $72 million were down 2% and life underwriting margin of $18 million was up 21%. As a percentage of life premium, life underwriting margin was 25%, up from 20%.

LNL Agency was Torchmark’s second leading contributor to health underwriting margin ($14 million), on health premium of $70 million. Health underwriting margin as a percentage of premium was 20%, down from 21%. Net health sales were $3 million, up 16%.

LNL Agency producing agents fell to 1,276, down 31% from a year ago, and down 5% during the quarter. Net life sales for the LNL Agency were $7 million, down 22%.

UA Independent Agency was Torchmark’s leading contributor to health underwriting margin ($15 million), on health premium of $77 million. Health underwriting margin as a percentage of premium was 20%, down from 21%. Net health sales were $8 million, up 10%.

Medicare Part D Prescription Drug Plan is distributed by Direct Response and the UA agencies. First quarter premium revenue was $74 million, up 50%. Underwriting margin for first quarter 2012 was $8 million, up 54%. Torchmark developed a new lower cost Part D plan for 2012 which has resulted in significant additions of low-income auto-enrollees. The new plan was priced with the same targeted profit margin as our other Part D plan.

For GAAP reporting, Medicare Part D premiums are recognized evenly throughout the year when they become due, and benefit costs are recognized when the costs are incurred. Due to the design of the product, premiums are evenly distributed throughout the year, but benefit costs are higher earlier in the year. As a result, under GAAP, benefit costs can exceed premiums in the first part of the year but be less than premiums during the remainder of the year. For net operating income purposes, Torchmark defers excess benefits incurred in earlier interim periods to later periods in order to more closely match the benefit cost with the associated revenue. For the full year, the total premiums and benefits are the same under this alternative method as they are under GAAP. The Company reports this difference between GAAP and management’s non-GAAP disclosures, net of tax, as a reconciling item for the interim periods in the Financial Summary shown on page 1 of this release. A chart reconciling the Company’s non-GAAP financial presentation to a GAAP presentation may be viewed on the Company’s website at www.torchmarkcorp.com on the Investor Relations page at Financial Reports.

Administrative Expenses were $40.6 million, up 8% from the year-ago quarter. However, they were in line with the last three quarters of 2011.

INVESTMENTS

Excess Investment Income – comparing the first quarter 2012 with the first quarter 2011:

Management uses excess investment income as the measure to evaluate the performance of the investment segment. It is net investment income reduced by required interest. Required interest includes interest credited to net policy liabilities and interest on debt.

	Quarter Ended March 31, (dollars in millions, except per share data)
	2012	2011	% Chg.

Net investment income	$179.6	$175.3	2

Required interest:
Interest on net policy liabilities	96.4	90.1	7
Interest on debt	19.6	19.4	1

Total required interest	116.0	109.5	6

Excess investment income	$63.7	$65.8	(3)
Per share	$0.63	$0.55	15

Despite lower new money yields, both net investment income and average invested assets increased by about the same percentage. This is due to the fact that the Company held significantly more short term securities during the first quarter of 2011 than during the first quarter of 2012. Required interest on net policy liabilities increased 7%, while average liabilities only increased 5% because the average discount rate increased to 5.6% from 5.5% a year ago.

Investment Portfolio

The composition of the investment portfolio at March 31, 2012 is as follows:

	Invested Assets (dollars in millions)
	$	% of Total

Fixed maturities (at amortized cost)	$11,081	96
Equities	15	0
Mortgage loans	1	0
Investment real estate	3	0
Policy loans	405	3
Other long-term investments	21	0
Short-term investments	56	0

Total	$11,584	100%

Fixed maturities at amortized cost by asset class are as follows:

	Fixed Maturities (dollars in millions)
	Investment Grade	Below Investment Grade	Total

Corporate bonds	$8,135	$385	$8,520
Redeemable preferred stock:
U.S.	801	277	1,078
Foreign	85		85
Municipal	1,212		1,212
Government-sponsored enterprises	47		47
Government and agencies	36		36
Collateralized debt obligations		61	61
Residential mortgage-backed securities	14		14
Other asset-backed securities	28		28

Total	$10,358	$723	$11,081

The market value of Torchmark’s fixed maturity portfolio was $12.0 billion; $873 million higher than amortized cost of $11.1 billion. The $873 million of net unrealized gains compares to $964 million at December 31, 2011. Gross unrealized gains and losses at March 31, 2012 were $1.1 billion and $191 million, respectively.

The investment portfolio contains no securities backed by sub-prime mortgages. Torchmark has no counterparty risk as it is not a party to any credit default swaps or other derivatives contracts and does not participate in securities lending.

At amortized cost, 93% of fixed maturities (95% at market value) were rated “investment grade.”

The fixed maturity portfolio earned an annual effective yield of 6.47% during the first quarter of 2012, compared to 6.62% in the year-ago quarter.

Acquisitions of fixed maturity investments during the quarter totaled $232 million at cost. Comparable information for acquisitions of fixed maturity investments is as follows:

	Quarter Ended March 31,
	2012	2011

Average annual effective yield	4.8%	6.0%
Average rating	A-	A-
Average life (in years) to:
First call	29.7	27.1
Maturity	29.9	27.7

Realized Capital Gains on Investments – during the quarter ended March 31, 2012:

Torchmark had a net realized capital gain of $5.0 million ($3.3 million after tax) due primarily to sales of fixed maturities.

SHARE REPURCHASE – during the quarter ended March 31, 2012:

During the quarter, the Company repurchased 1.9 million shares of Torchmark Corporation common stock at a total cost of $89.8 million at an average price per share of $47.77.

LIQUIDITY/CAPITAL:

Torchmark’s operations consist primarily of writing basic protection life and supplemental health insurance policies which generate strong and stable cash flows.

Capital at the insurance companies is sufficient to support current operations. In addition, the parent company had $53 million of liquid assets at March 31, 2012.

EARNINGS GUIDANCE FOR THE YEAR ENDING DECEMBER 31, 2012:

Torchmark projects that for the year ending December 31, 2012, net operating income per share will range from $5.10 to $5.40.

OTHER FINANCIAL INFORMATION:

More detailed financial information including various GAAP and Non-GAAP ratios and financial measurements are located at www.torchmarkcorp.com on the Investor Relations page under “Financial Reports and Other Financial Information.”

CAUTION REGARDING FORWARD-LOOKING STATEMENTS:

This press release may contain forward-looking statements within the meaning of the federal securities laws. These prospective statements reflect management’s current expectations, but are not guarantees of future performance. Accordingly, please refer to Torchmark’s cautionary statement regarding forward-looking statements, and the business environment in which the Company operates, contained in the Company’s Form 10-K for the year ended December 31, 2011, and any subsequent Forms 10-Q on file with the Securities and Exchange Commission and on the Company’s website at www.torchmarkcorp.com on the Investor Relations page. Torchmark specifically disclaims any obligation to update or revise any forward-looking statement because of new information, future developments or otherwise.

EARNINGS RELEASE CONFERENCE CALL WEBCAST:

Torchmark will provide a live audio webcast of its first quarter 2012 earnings release conference call with financial analysts at 11:00 a.m. (Eastern) tomorrow, April 25, 2012. Access to the live webcast and replay will be available at www.torchmarkcorp.com on the Investor Relations page, at the Conference Calls on the Web icon. Immediately following this press release, supplemental financial reports will be available before the conference call on the Investor Relations page menu of the Torchmark website at “Financial Reports and Other Financial Information.”

For additional information contact:	Mike Majors
Vice President, Investor Relations
Torchmark Corporation
3700 South Stonebridge Dr.
P. O. Box 8080
McKinney, Texas 75070-8080
Phone: 972/569-3627
tmkir@torchmarkcorp.com
Website: www.torchmarkcorp.com